UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2009

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29169	98-0178636
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

33 Harbour Square, Suite 202, Toronto, Ontario Canada	M5J 2G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 364-2551

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 6, 2009, Generex Biotechnology Corporation (the “Company”) and certain investors entered into a securities purchase agreement (the “Securities Purchase Agreement”).  All of the investors are accredited investors.

Under the Securities Purchase Agreement, the Company sold an aggregate of 8,558,013 shares of its common stock (“Shares”) and warrants exercisable for up to 2,995,305 shares of its common stock (“Warrants”) to the investors. The purchase price of each unit (comprised of one Share and one Warrant to purchase thirty-five percent (35%) of one share of common stock) was $0.6602, and the exercise price per share of the Warrants is $0.79.  The Warrants are exercisable for a period of 5 years beginning 183 days after the closing date.  The net proceeds to the Company from the registered direct public offering, after deducting placement agent fees and its estimated offering expenses, are expected to be approximately $5,336,000. The transaction closed on August 6, 2009.

The Shares and the Warrants will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on August 6, 2009, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-139637), as amended, which became effective on February 23, 2007 (the “Prospectus Supplement”).

On June 8, 2009, the Company entered into a placement agency agreement with Midtown Partners & Co., LLC (“Midtown”), as amended by letter agreement dated August 5, 2009, pursuant to which Midtown agreed to act as the Company’s exclusive placement agent in respect of the forgoing transaction.  The Company will pay Midtown a cash fee in the aggregate amount of $213,000.  This fee represents 4% of the gross purchase price paid for the Shares and Warrants at the closing by certain specified investors and 2% of the gross purchase price paid for the Shares and Warrants at the closing by the other investors.  In addition, the Company will issue Midtown, or its permitted assigns, a five-year warrant to purchase up to 577,666 shares of common stock of the Company representing 5% of the sum of the number of shares of common stock of the Company issued at the closing, and (ii) the number of shares of common stock issuable by the Company upon exercise of all warrants issued at the closing. The shares underlying Midtown’s warrant will be issued pursuant to the Prospectus Supplement. The warrant provides for cashless exercise in the event there is no registration statement covering the underlying warrant shares.  The exercise price per share is $0.79. The Company may also reimburse the placement agent for certain fees and legal expenses reasonably incurred in connection with this offering.

The foregoing summaries of the terms of the placement agency agreement, the securities purchase agreement, the form of warrant issued to the investors, and the form of the warrant issued to the placement agent are subject to, and qualified in their entirety by, such documents attached hereto as Exhibits 1.1, 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. A copy of the press release announcing the registered direct public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendment dated August 5, 2009.

4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.

4.2	Form of Warrant issued to Midtown Partners & Co., LLC in connection with the Placement Agency Agreement attached as Exhibit 1.1 hereto.

10.1	Form of Securities Purchase Agreement, dated August 6, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering.

99.1	Press Release, dated August 6, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEREX BIOTECHNOLOGY CORPORATION.

Date: August 6, 2009	/s/ Rose C. Perri
Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agency Agreement, dated June 8, 2009, by and between Generex Biotechnology Corporation and Midtown Partners & Co., LLC and amendment dated August 5, 2009.

4.1	Form of Warrant issued in connection with the Securities Purchase Agreement attached as Exhibit 10.1 hereto.

4.2	Form of Warrant issued to Midtown Partners & Co., LLC in connection with the Placement Agency Agreement attached as Exhibit 1.1 hereto.

10.1	Form of Securities Purchase Agreement, dated August 6, 2009, entered into between Generex Biotechnology Corporation and each investor in the offering.

99.1	Press Release, dated August 6, 2009.